UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 02, 2012

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3678799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 West Texas Ave
Suite 126
Midland Texas, 79701
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (432) 686-7777

Copies to:
D. Grant Seabolt, Jr., Esq.
Seabolt Law Group
2101 Cedar Springs Rd., Suite 1050
Dallas, Texas 75201
Phone: (214) 871-5079
Fax: (214) 347-0578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	OTHER EVENTS

Debt Exchange

On November 21, 2011, the Company initiated an offer to a group of its note holders who held the Company’s 12% convertible notes to exchange those notes to strengthen the balance sheet by exchanging short term debt for long term debt.  It closed out the Debt Exchange on April 02, 2012.  The following is a summary of the terms of the offered conversion:

Current Convertible Note	New Convertible Note

Unsecured debt, no liquidation preference	Promissory, 1x Liquidation

12% interest	14% interest (6% cash + 8% PIK)

Conversion price $0.25	Conversion price $0.08

Warrants exercisable @ $3.00 (< I year remaining)	Warrants exercisable @ .20 (two years)

25% warrant coverage	Additional 50% warrant coverage

Current principal plus accrued interest to date will comprise the principal amount of the new note.

To participate in this debt exchange program, each creditor is requested to provide capital in the amount of 10% of the original note amount. This amount will be added to the principal of the new note

Initial principal + accrued interest + 10% participation = principal amount of new note

Alternatively, the company is interested in allowing conversion of a small percentage of their existing debt that is over one year old. This conversion would be at the prevailing market price, and would be accompanied by warrants of the same terms as those issued in the new note.

On April 2, 2012, the Company closed the conversion offer with the following totaled results:

Original Notes + Interest	Number of Original Warrants	Amount of New Notes	Number of Original.+ New Warrants

$2,519,968	4,284,806	$2,590,970	17,032,374

In addition, the Company took in new capital in the amount of $73,500 from its 12% Note Holders

Closing of Pilot Project Master Note Agreement with Revenue Participation Financing Round

On February 02, 2012, the Company initiated an offering by Subscription Agreement for a portion of a total of a $280,000.00 Master Note Agreement with Revenue Participation Interest.  The Company had arranged a series of Pilot Tests to demonstrate to oil and gas producers and oil and gas servicing companies the Company’s ability to process brackish and/or produced water for use in oil and gas well drilling and/or fracturing operations, and the Company reasonably believed that the successful Pilot Tests would lead to long term water processing agreements, as set forth more fully in the Pilot Project Presentation Package, which is a part of the Master Note Agreement with Revenue Participation Subscription Agreement Package, attached as Exhibit 99.2 hereto.  The Company had teamed up with Bob J. Johnson & Associates, Inc. (BJJA), a well-established and well-known Texas water processing and treatment equipment and engineering company.  BJJA has designed and engineered systems for the long term water processing agreements and would maintain and operate the systems, as reflected in the Joint Statement of the Company and BJJA, contained in the Pilot Project Presentation Package.  In order for the Company to conduct its Pilot Tests, it needed approximately $280,000.00 in funding.  The terms of the Master Note are as follows:

The Company promises to pay each Participant that amount indicated on Participant’s Subscription Agreement on or before January 31, 2017, with the Note carrying a stated percentage interest rate of 12% per annum, with the further provision that any and all payments on the Note shall come solely from Participant’s share of the Revenue Participation Fees, as set forth in Section 5 of the Master Note.  To secure payment of the Company’s  obligations under the Master Note, the Company pledged and granted to the Participants a continuing security interest in those Water Processing Agreements resulting from the Pilot Tests and the proceeds thereof, until such time as the Company’s obligations to pay Participants on the Master Note ceases.  The form of the Master Note is contained in the Subscription Agreement package.

As additional consideration, the Company pay one-half (50%) of the Net Operating Revenues from the Water Processing MSA’s resulting from the Pilot Project to all Participants generally (with each Participant’s percentage of the $280,000 investment being paid on a pro-rata basis) until such time as each Participant’s share of the $280,000.00 Note has been paid in full, and until such further time as an additional $280,000.00 has been paid to the Participants in relation to each Participant’s share of the $280,000.00 investment.  Thereafter, the Company will pay ten percent (10%) of its Net Operating Revenues under the Water Processing MSA’s to all Participants generally (with each Participant’s percentage of the $0.025 Revenue Fee being paid on a pro-rata basis) until such time as a total of an additional $500,000.00 has been paid out to all Participants generally (with each Participant’s percentage share being paid on a pro-rata basis).  Thereafter, all further Revenue Fees shall cease and this Agreement shall be terminated in all respects.

As additional consideration, the Company agreed to issue the Participants two-year stock warrants for purchasing shares of the Company’s common stock at $0.20 per share, with up to 280,000 of such stock warrants to be issued.  Each Participant will be issued warrants on a one warrant for every dollar invested of the $280,000.00 investment amount.  The form of the Warrant is attached as Exhibit “2” to the Subscription Agreement package.

As of April 2, 2012, the Company closed out its participations in the Master Note at $165,000.00.  The Company intends to continue solicitations to achieve the total $280,000.00 sought.

Appointment of D. Grant Seabolt, Jr. to Board of Directors

On March 23, 2012, the Board voted to offer a position on its Board of Directors to current Advisory Board Member, D. Grant Seabolt, Jr.  On April 04, 2012, Mr. Seabolt accepted the position.  Mr. Seabolt signed the standard Company “Board of Directors Appointment Agreement,” a copy of which is filed herewith as Exhibit 99.3.  Mr. Seabolt is to be compensated with an initial award of 200,000 shares of the Company’s common stock and to receive a Director’s Fee at the rate of Seventy-Five Thousand Dollars ($75,000) per year, which shall be paid solely at the Company’s discretion in cash or in shares of the Company’s stock, in accordance with Company's regularly established practices regarding the payment of Directors' fees, but in no event later than 12 months after the Effective Date of the agreement and each of its subsequent anniversaries, if any.   Mr. Seabolt is an "AV" Preeminent® rated, 33-year law practitioner with the  Dallas, Texas based Seabolt Law Group, where he advises entrepreneurs, start-up companies and mature companies in business transactions, including mergers and acquisitions, capital raising, securities law and corporate finance.  He also represents U.S.A. clients in foreign business transactions and foreign clients in the U.S.A.  He is retired from the Marine Corps Reserves (attaining rank of Colonel in the Reserves as an International Law Specialist for Europe and Africa). He holds an LL.M (International Law, with highest honors) from the National Law Center of the George Washington University, 1984; a J.D. from the Univ. of Alabama School of Law, 1979; and a B.A. (Accounting) from Birmingham-Southern College, 1976. Mr. Seabolt currently serves as the Company’s Outside General Counsel and Corporate Secretary, and serves on the Company’s Audit, Compliance and Compensation Committees.

The foregoing information is a summary of each of the documents and agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those documents and agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those documents and agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description

99.1.1	Note Exchange Cover Letter

99.1.2	Note Exchange Subscription Agreement Form

99.1.3	Note Exchange Form of New Note

99.1.4	Note Exchange Form of New Warrant

99.2	Master Note Agreement with Revenue Participation Subscription Package

99.3	D. Grant Seabolt, Jr. Board of Directors Appointment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STW RESOURCES HOLDING CORP.
	By:	/s/ Stanley T. Weiner
Stanley T. Weiner
Date: April 10, 2012		Chief Executive Officer